Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

July 25, 2023, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2023 of $404.0 million, or $116.54 per diluted share. Net income and diluted earnings per share for the second quarter ended June 30, 2023 decreased 7% and 6%, respectively, when compared to 2022 second quarter net income of $433.3 million, or $123.65 per diluted share. Consolidated revenues for the second quarter of 2023 totaled $2.34 billion, which decreased 12% from $2.66 billion in the second quarter of 2022.
For the six months ended June 30, 2023, consolidated revenues were $4.52 billion, a 10% decrease from $5.04 billion reported in 2022. Net income for the six months ended June 30, 2023 was $748.4 million, a decrease of 13% when compared to net income for the six months ended June 30, 2022 of $859.4 million. Diluted earnings per share for the six months ended June 30, 2023 was $216.52, a decrease of 10% from $240.05 per diluted share for 2022.
Homebuilding
New orders in the second quarter of 2023 increased by 27% to 5,905 units, when compared to 4,663 units in the second quarter of 2022. The average sales price of new orders in the second quarter of 2023 was $447,300, a decrease of 5% when compared with the second quarter of 2022. The cancellation rate in the second quarter of 2023 was 11% compared to 14% in the second quarter of 2022. Settlements in the second quarter of 2023 decreased by 13% to 5,085 units, compared to 5,820 units in the second quarter of 2022. The average settlement price in the second quarter of 2023 was $449,000, which was flat compared with the second quarter of 2022. Our backlog of homes sold but not settled as of June 30, 2023 decreased on a unit basis by 9% to 11,231 units and decreased on a dollar basis by 12% to $5.15 billion when compared to the respective backlog unit and dollar balances as of June 30, 2022.
Homebuilding revenues of $2.28 billion in the second quarter of 2023 decreased by 13% compared to homebuilding revenues of $2.61 billion in the second quarter of 2022. Gross profit margin in the second quarter of 2023 decreased to 24.3%, compared to 26.3% in the second quarter of 2022. Income before tax from the homebuilding segment totaled $434.7 million in the second quarter of 2023, a decrease of 20% when compared to the second quarter of 2022.
Mortgage Banking
Mortgage closed loan production in the second quarter of 2023 totaled $1.38 billion, a decrease of 16% when compared to the second quarter of 2022. Income before tax from the mortgage banking segment totaled $36.5 million in the second quarter of 2023, an increase of 25% when compared to $29.1 million in the second quarter of 2022. This increase was primarily attributable to an increase in secondary marketing gains on sales of loans.
Effective Tax Rate
Our effective tax rate for the three and six months ended June 30, 2023 was 14.3% and 17.3%, respectively, compared to 24.5% and 24.6% for the three and six months ended June 30, 2022, respectively. The decrease in the effective tax rate in each period is primarily attributable to a higher income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $55.9 million and $79.2 million for the three and six months ended June 30, 2023, respectively, and $8.7 million and $17.2 million for the three and six months ended June 30, 2022, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-five metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Homebuilding:
Revenues	$2,283,769	$2,610,062	$4,415,102	$4,919,289
Other income	34,259	3,896	67,205	5,235
Cost of sales	(1,728,146)	(1,924,727)	(3,336,056)	(3,576,092)
Selling, general and administrative	(148,543)	(132,432)	(292,161)	(261,942)
Operating income	441,339	556,799	854,090	1,086,490
Interest expense	(6,628)	(11,852)	(13,629)	(24,656)
Homebuilding income	434,711	544,947	840,461	1,061,834

Mortgage Banking:
Mortgage banking fees	54,561	48,881	101,505	118,063
Interest income	3,823	2,772	6,841	4,846
Other income	1,102	1,303	2,091	2,375
General and administrative	(22,854)	(23,486)	(45,488)	(46,394)
Interest expense	(167)	(405)	(424)	(767)
Mortgage banking income	36,465	29,065	64,525	78,123

Income before taxes	471,176	574,012	904,986	1,139,957
Income tax expense	(67,149)	(140,698)	(156,607)	(280,543)

Net income	$404,027	$433,314	$748,379	$859,414

Basic earnings per share	$123.84	$131.84	$230.20	$257.65

Diluted earnings per share	$116.54	$123.65	$216.52	$240.05

Basic weighted average shares outstanding	3,263	3,287	3,251	3,336

Diluted weighted average shares outstanding	3,467	3,504	3,456	3,580

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Homebuilding:
Cash and cash equivalents	$2,678,709	$2,503,424
Restricted cash	51,392	48,455
Receivables	26,757	20,842
Inventory:
Lots and housing units, covered under sales agreements with customers	1,815,169	1,554,955
Unsold lots and housing units	158,004	181,952
Land under development	24,502	27,100
Building materials and other	22,414	24,268
	2,020,089	1,788,275

Contract land deposits, net	516,709	496,080
Property, plant and equipment, net	57,711	57,950
Operating lease right-of-use assets	73,469	71,081
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	239,086	219,483
	5,705,502	5,247,170
Mortgage Banking:
Cash and cash equivalents	13,873	19,415
Restricted cash	14,083	2,974
Mortgage loans held for sale, net	438,756	316,806
Property and equipment, net	4,704	3,559
Operating lease right-of-use assets	22,814	16,011
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	59,696	47,691
	561,273	413,803
Total assets	$6,266,775	$5,660,973

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$377,558	$334,016
Accrued expenses and other liabilities	291,563	437,234
Customer deposits	368,763	313,804
Operating lease liabilities	78,661	75,818
Senior notes	913,963	914,888
	2,030,508	2,075,760
Mortgage Banking:
Accounts payable and other liabilities	58,667	61,396
Operating lease liabilities	24,337	16,968
	83,004	78,364
Total liabilities	2,113,512	2,154,124

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2023 and December 31, 2022	206	206
Additional paid-in capital	2,747,687	2,600,014
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both June 30, 2023 and December 31, 2022	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	12,521,793	11,773,414
Less treasury stock at cost – 17,294,792 and 17,336,397 shares as of June 30, 2023 and December 31, 2022, respectively	(11,116,423)	(10,866,785)
Total shareholders' equity	4,153,263	3,506,849
Total liabilities and shareholders' equity	$6,266,775	$5,660,973

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,348	$519.2	1,860	$535.1	4,583	$517.8	4,167	$531.8
North East (2)	463	$557.0	441	$503.7	905	$564.9	901	$513.5
Mid East (3)	1,339	$390.3	1,114	$410.5	2,656	$387.3	2,648	$403.6
South East (4)	1,755	$365.7	1,248	$420.0	3,649	$363.5	2,874	$421.6
Total	5,905	$447.3	4,663	$471.6	11,793	$444.3	10,590	$468.3

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,030	$521.3	2,292	$527.1	3,825	$522.7	4,472	$525.5
North East (2)	432	$539.2	472	$503.0	795	$523.7	820	$503.6
Mid East (3)	1,067	$385.7	1,356	$384.2	2,056	$395.9	2,566	$382.8
South East (4)	1,556	$373.0	1,700	$378.4	3,048	$388.7	3,176	$369.6
Total	5,085	$449.0	5,820	$448.4	9,724	$454.0	11,034	$445.8

	As of June 30,
	2023		2022
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,450	$528.8	4,613	$541.1
North East (2)	995	$587.9	1,050	$519.3
Mid East (3)	2,453	$392.1	3,109	$399.0
South East (4)	3,333	$375.1	3,514	$438.2
Total	11,231	$458.6	12,286	$473.9

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Average active communities:
Mid Atlantic (1)	169	155	166	153
North East (2)	36	38	36	36
Mid East (3)	111	121	112	125
South East (4)	110	92	106	91
Total	426	406	420	405

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Homebuilding data:
New order cancellation rate	10.9%	14.3%	12.4%	12.1%
Lots controlled at end of period			130,400	133,200

Mortgage banking data:
Loan closings	$1,381,647	$1,647,972	$2,618,930	$3,132,565
Capture rate	86%	84%	85%	85%

Common stock information:
Shares outstanding at end of period			3,260,538	3,284,153
Number of shares repurchased	34,827	61,078	56,001	207,132
Aggregate cost of shares repurchased	$201,077	$266,915	$311,125	$1,015,703

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida and Georgia

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com